Exhibit 99.1
Upwork Reports Fourth Quarter and Full Year 2018 Financial Results

•	Gross services volume (GSV) increased by 28% year-over-year to $1.76 billion for the full year

•	Revenue increased by 25% year-over-year to $253.4 million for the full year

•	Core clients grew 22% year-over-year to over 105,000 as of December 31, 2018

•	Client spend retention increased to 108% as of December 31, 2018, up from 99% a year ago
Mountain View, CA – February 28, 2019 – Upwork Inc. (Nasdaq: UPWK), the largest freelancing website, as measured by GSV, today announced its fourth quarter and full year 2018 financial results.
“2018 was a landmark year for Upwork, as we became a publicly traded company, a major milestone not only for us but also for our industry,” said Stephane Kasriel, CEO of Upwork. “With macro-trends such as the skills shortages businesses are facing and the rise of remote work, plus our investments in product innovation, brand awareness and sales infrastructure, we remain emboldened by our long-term opportunity.”
Fourth Quarter 2018 Financial Results

•	Revenue: Total revenue increased by 23% to $67.3 million, and marketplace revenue increased by 24% to $59.7 million and represented 89% of total revenue for the fourth quarter.

•	Take Rate: Take rate, which we define as total revenue divided by GSV, was 14.3%, consistent with the third quarter of 2018 but down from 14.5% in the fourth quarter of 2017.

•	Gross Profit/Gross Margin: Gross profit increased by 25% to $46.5 million, and gross margin was 69%, up slightly from 68% in the fourth quarter of 2017.

•
Net Income (Loss) Attributable to Common Stockholders:  Net loss was $(5.4) million, or $(0.05) per share, compared to a net loss of $(11.7) million, or $(0.35) per share, in the fourth quarter of 2017.  Non-GAAP net income was $2.7 million, or $0.03 per share, compared to a non-GAAP net loss of $(8.9) million, or $(0.27) per share, in the fourth quarter of 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $3.6 million compared to $(1.9) million in the fourth quarter of 2017.

Full Year 2018 Financial Results

•	Revenue: Total revenue increased 25% to $253.4 million, and marketplace revenue increased by 26% to $223.8 million.

•	Take Rate: Take rate was 14.4% compared to 14.8% in the prior year.

•	Gross Profit/Gross Margin: Gross profit increased by 25% to $171.9 million and gross margin was 68%, which was the same as the prior year.

•
Net Income (Loss) Attributable to Common Stockholders: Net loss was $(19.9) million, or $(0.38) per share, compared to a net loss of $(10.6) million, or $(0.32) per share, a year ago.  Non-GAAP net loss was $(600) thousand, or $(0.01) per share, compared to a non-GAAP net loss of $(900) thousand, or $(0.03) per share, in the prior year.

•	Adjusted EBITDA: Adjusted EBITDA was $3.8 million compared to $7.9 million in the prior year.
A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Guidance
As of February 28, 2019, Upwork is initiating revenue and adjusted EBITDA guidance for its first quarter and full year 2019 as follows:

For the first quarter of 2019, Upwork expects to report:

•	Revenue in the range of $68.0 million to $69.0 million

•	Adjusted EBITDA in the range of (2%) to (1%) of revenue

For the full year 2019, Upwork expects to report:

•	Revenue in the range of $298 million to $304 million

•	Adjusted EBITDA in the range of break-even to 1% of revenue
We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss) because certain items that impact adjusted EBITDA, such as stock-based compensation expense, are uncertain or out of our control, or cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and subject to constant change, and none of which is within our control. The actual amount of these expenses during 2019 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable effort.
Fourth Quarter and Full Year 2018 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s fourth quarter and full year 2018 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.
Upwork uses its Investor Relations website (investors.upwork.com), its Twitter handle (twitter.com/Upwork), and Stephane Kasriel’s Twitter handle (twitter.com/skasriel) and LinkedIn profile (linkedin.com/in/kasriel) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the first quarter of 2019 and full year 2019. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results, including: our ability to attract and retain a community of freelancers and clients; our limited operating history under our current platform and pricing model; if the market for freelancers and the services they offer develops more slowly than we expect; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; changes in the amount and mix of services facilitated through our platform in a period; our ability to generate revenue from our marketplace offerings; the impact of new and existing laws and regulations; competition; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; challenges to contractor classification or employment status of freelancers on our platform; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; our ability to sell to large enterprise clients; privacy; litigation and related costs; and other general market, political, economic and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.
Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2018 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the twelve months ended December 31, 2018 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.
Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP operating expenses and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes and as a measure of financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.  We exclude the following items from one or more of our non-GAAP financial measures:

●
Stock-based compensation expense: We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

●	Depreciation and amortization: We exclude depreciation and amortization, which are non-cash expenses.

●
Change in fair value of redeemable preferred stock warrant liability: We exclude the change in fair value of redeemable preferred stock warrant liability, which is a non-cash charge that will not recur in the periods following the fourth quarter of 2018.

●
Change in fair value of our Tides Foundation common stock warrant: We exclude the change in fair value of this common stock warrant, which is a non-cash expense included in general and administrative expenses.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, stock-based compensation expense, depreciation and amortization, and the change in fair value of our common stock warrant issued to the Tides Foundation are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.  A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.
About Upwork
Upwork is the largest freelancing website, as measured by GSV, for businesses to find and work with highly-skilled freelancers—a sought after, critical, and expanding component of the global workforce. As an increasingly connected and independent workforce goes online, knowledge work—like software, shopping, and content before it—is shifting online as well. This shift is making it easier for clients to connect and work with talent in near real-time and is freeing professionals everywhere to work where and how they want. Upwork’s mission is to create economic opportunities so people have better lives. Upwork is headquartered in Mountain View, California, with offices in San Francisco and Chicago. For more information, visit Upwork’s website at www.upwork.com, or its Investor Relations website at investors.upwork.com, or join Upwork on Twitter, Facebook, and LinkedIn.
Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Marketplace	$59,652	$47,922	$223,831	$178,046
Managed services	7,690	6,837	29,523	24,506
Total revenue	67,342	54,759	253,354	202,552
Cost of revenue	20,880	17,596	81,458	65,443
Gross profit	46,462	37,163	171,896	137,109
Operating expenses:
Research and development	14,808	13,085	55,488	45,604
Sales and marketing	17,909	15,717	72,963	53,044
General and administrative	15,234	11,919	49,336	37,334
Provision for transaction losses	1,209	1,393	5,821	4,250
Total operating expenses	49,160	42,114	183,608	140,232
Loss from operations	(2,698)	(4,951)	(11,712)	(3,123)
Interest expense	364	331	2,038	960
Other (income) expense, net	2,297	(13)	6,142	62
Loss before income taxes	(5,359)	(5,269)	(19,892)	(4,145)
Income tax benefit (provision)	(6)	78	(15)	22
Net loss	$(5,365)	$(5,191)	$(19,907)	$(4,123)
Premium paid on repurchase of redeemable convertible preferred stock	—	(6,506)	—	(6,506)
Net loss attributable to common stockholders	$(5,365)	$(11,697)	$(19,907)	$(10,629)
Net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.35)	$(0.38)	$(0.32)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	103,362	33,492	52,328	32,945

UPWORK INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$129,128	$21,595
Funds held in escrow, including funds in transit	98,186	87,195
Trade and client receivables, net	22,315	30,762
Prepaid expenses and other current assets	6,253	4,574
Total current assets	255,882	144,126
Property and equipment, net	10,815	3,514
Goodwill	118,219	118,219
Intangible assets, net	6,004	8,672
Other assets, noncurrent	653	658
Total assets	$391,573	$275,189

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,073	$462
Escrow funds payable	98,186	87,195
Debt, current	5,671	10,342
Accrued expenses and other current liabilities	20,948	16,030
Deferred revenue	722	614
Total current liabilities	127,600	114,643
Debt, noncurrent	18,239	23,491
Other liabilities, noncurrent	1,989	1,936
Total liabilities	147,828	140,070

Redeemable convertible preferred stock	—	166,486
Stockholders’ equity (deficit):
Common stock	11	3
Additional paid-in capital	387,233	92,222
Accumulated deficit	(143,499)	(123,592)
Total stockholders’ equity (deficit)	243,745	(31,367)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$391,573	$275,189

UPWORK INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,365)	$(5,191)	$(19,907)	$(4,123)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for transaction losses	498	1,393	5,110	4,250
Depreciation and amortization	1,407	1,051	4,949	4,186
Amortization of debt issuance costs	13	9	77	49
Change in fair value of redeemable convertible preferred stock warrant liability	2,446	77	6,056	118
Change in fair value of Tides Foundation common stock warrant	226	—	226	—
Stock-based compensation expense	4,694	2,029	10,361	6,846
Loss on disposal of fixed assets	58	69	91	66
Changes in operating assets and liabilities:
Trade and client receivables	18,643	(1,621)	3,506	(8,860)
Prepaid expenses and other assets	(634)	(662)	(1,292)	(479)
Accounts payable	(3,397)	(588)	1,609	74
Accrued expenses and other liabilities	3,339	(13,981)	2,849	(6,148)
Deferred revenue	6	(36)	109	20
Net cash provided by (used in) operating activities	21,934	(17,451)	13,744	(4,001)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash	(350)	209	(444)	208
Purchases of property and equipment	(1,404)	(321)	(3,002)	(1,830)
Internal-use software and platform development costs	(1,169)	(97)	(3,839)	(489)
Net cash used in investing activities	(2,923)	(209)	(7,285)	(2,111)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in funds held in escrow, including funds in transit	9,292	(15,346)	(10,991)	(27,362)
Changes in escrow funds payable	(9,292)	15,346	10,991	27,362
Proceeds from exercises of stock options and common stock warrant	1,149	1,053	8,160	2,547
Proceeds from exercise of redeemable convertible preferred stock warrant	—	—	—	260
Repurchase of redeemable convertible preferred stock	—	(19,208)	—	(19,208)
Taxes paid related to net share settlement of RSUs	(247)	—	(247)	—
Proceeds from borrowings on debt	—	19,000	15,000	34,000
Payment of debt issuance costs	—	(93)	—	(177)
Repayment of debt	(25,000)	—	(25,000)	(17,000)
Proceeds from the initial public offering, net of discounts and commissions	109,381	—	109,381	—
Payments of costs related to the initial public offering	(2,221)	(27)	(6,220)	(41)
Net cash provided by financing activities	83,062	725	101,074	381
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	102,073	(16,935)	107,533	(5,731)
Cash and cash equivalents, beginning of period	27,055	38,530	21,595	27,326
Cash and cash equivalents, end of period	$129,128	$21,595	$129,128	$21,595

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cost of revenue	$20,880	$17,596	$81,458	$65,443
Components of cost of revenue:
Costs of freelancer services to deliver managed services	6,318	5,418	24,490	19,986
Other components of cost of revenue	14,562	12,178	56,968	45,457
Total gross profit	69%	68%	68%	68%

UPWORK INC
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP Net Loss	$(5,365)	$(5,191)	$(19,907)	$(4,123)
Add back (deduct):
Stock-based compensation	4,694	2,029	10,361	6,846
Depreciation and amortization	1,407	1,051	4,949	4,186
Interest expense	364	331	2,038	960
Other (income) expense, net	2,297	(13)	6,142	62
Provision for (benefit from) income tax	6	(78)	15	(22)
Change in fair value of Tides Foundation common stock warrant	226	—	226	—
Non-GAAP Adjusted EBITDA	$3,629	$(1,871)	$3,824	$7,909

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$20,880	$17,596	$81,458	$65,443
Stock-based compensation	(118)	(49)	(282)	(290)
Cost of revenue, Non-GAAP	$20,762	$17,547	$81,176	$65,153
% of revenue, Non-GAAP	31%	32%	32%	32%

Gross Profit and Gross Margin Reconciliation:
Gross profit, GAAP	$46,462	$37,163	$171,896	$137,109
Stock-based compensation	118	49	282	290
Gross margin, Non-GAAP	$46,580	$37,212	$172,178	$137,399
% of revenue, Non-GAAP	69%	68%	68%	68%

Operating Expenses Reconciliation:
Research and development, GAAP	$14,808	$13,085	$55,488	$45,604
Stock-based compensation	(1,547)	(526)	(3,258)	(1,797)
Research and development, Non-GAAP	$13,261	$12,559	$52,230	$43,807
% of revenue, Non-GAAP	20%	23%	21%	22%

Sales and marketing, GAAP	$17,909	$15,717	$72,963	$53,044
Stock-based compensation	(611)	(332)	(1,637)	(1,299)
Sales and marketing, Non-GAAP	$17,298	$15,385	$71,326	$51,745
% of revenue, Non-GAAP	26%	28%	28%	26%

General and administrative, GAAP	$15,234	$11,919	$49,336	$37,334
Stock-based compensation	(2,418)	(1,122)	(5,184)	(3,460)
Amortization of intangible assets	(667)	(667)	(2,668)	(2,727)
Change in fair value of common stock warrant	(226)	—	(226)	—
General and administrative, Non-GAAP	$11,923	$10,130	$41,258	$31,147
% of revenue, Non-GAAP	18%	18%	16%	15%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(2,698)	$(4,951)	$(11,712)	$(3,123)
Stock-based compensation	4,694	2,029	10,361	6,846
Amortization of intangible assets	667	667	2,668	2,727
Change in fair value of Tides Foundation common stock warrant	226	—	226	—
Income (loss) from operations, Non-GAAP	$2,889	$(2,255)	$1,543	$6,450
% of revenue, Non-GAAP	4%	-4%	1%	3%

Net Loss Reconciliation:
Net loss attributable to common stockholders, GAAP	$(5,365)	$(11,697)	$(19,907)	(10,629)
Stock-based compensation	4,694	2,029	10,361	6,846
Amortization of intangible assets	667	667	2,668	2,727
Change in fair value of Tides Foundation common stock warrant	226	—	226	—
Change in fair value of redeemable convertible preferred stock warrant liability	2,446	77	6,056	118
Net income (loss) attributable to common stockholders, Non-GAAP	$2,668	$(8,924)	$(596)	$(938)
% of revenue, Non-GAAP	4%	-16%	—%	—%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	103,362	33,492	52,328	32,945
Net loss per share, GAAP	$(0.05)	$(0.35)	$(0.38)	$(0.32)
Net income (loss) per share, Non-GAAP	$0.03	$(0.27)	$(0.01)	$(0.03)